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                                                                   EXHIBIT 10.10


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                               (Joyce S. Mizerak)


         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement"), effective as of the 1st day of July, 2002 (the "Effective Date"), is by and between Hanover Capital Mortgage Holdings, Inc., a Maryland corporation, with its offices located at 379 Thornall Street, Edison, New Jersey 08837 (the "Company"), and Joyce S. Mizerak (the "Employee"), an individual whose residence is 11 Foxhill Run, Monmouth Junction, New Jersey 08852. This Agreement is an amendment and restatement of that certain employment agreement entered into between the Company and the Employee as of September 19, 1997 (the "Prior Agreement"), and supersedes that Prior Agreement in all respects.

         WHEREAS, the Employee is a Member of the Board of Directors and a Senior Managing Director of the Company; and

         WHEREAS, the Company desires to insure the continued availability to the Company of the Employee's services, and the Employee is willing to render such services, all upon and subject to the terms and conditions contained in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the Company and the Employee agree as follows:

         1. EMPLOYMENT AND ACCEPTANCE OF EMPLOYMENT: TERM. Upon and subject to the terms and conditions set forth in this Agreement, the Company hereby employs the Employee as its Senior Managing Director or in such other management position(s) as the Board of Directors of the Company (the "Board") may determine from time to time, and the Employee hereby agrees to accept such employment, for a period of five years (unless sooner terminated as hereinafter set forth) (the "Initial Term") commencing on the Effective Date and ending five years thereafter (the "Expiration Date"). Subject to Sections 9(a) and 9(g) of this Agreement, this Agreement shall be automatically extended upon the Expiration Date for successive one year terms commencing on the fifth anniversary date of the Effective Date unless the Employee or the Company gives the other party not less than three (3) months written notice prior to the Expiration Date, or any anniversary of the Effective Date thereafter.

         2. DUTIES. It is the intention of the Company and the Employee that, subject to the direction and supervision of the Board, the Employee shall have full discretionary authority to direct operational activities as described in the Registration Statement on Form S-11 filed on June 13, 1997, and as amended from time to time thereafter (the "Registration Statement") and to incur such obligations on behalf of the Company as may be necessary or appropriate in the

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ordinary course of business as described in the Registration Statement. The
Employee agrees, during the Initial Term and any extension of the Initial Term, to devote her entire business and professional time, attention, and energies exclusively to the business of the Company and its subsidiaries (including, without limitation, Hanover Capital Partners Ltd., HanoverTrade, Inc., Hanover Capital Mortgage Corporation and Hanover Capital Securities, Inc.) as shall be necessary, advisable or required to perform the duties of the Employee's positions specified in Section 1, and to conform to the rules, regulations, instructions, personnel practices and policies of the Company, as existing and amended from time to time by the Company or its Board. Notwithstanding the foregoing, during the Initial Term and any extension of the Initial Term, the Employee may (i) serve as an officer, director, trustee or committee member of any religious, professional, civic, charitable or educational organization, or as a director of any corporation whose business is not competitive with the Company or any of its subsidiaries, and (ii) engage in, and devote time and effort to, any and all personal investments or personal business ventures (which shall in no event include being an officer or principal shareholder of any public or private company) unrelated to the business or affairs of the Company and its subsidiaries, in each case so long as such activities do not materially interfere with the Employee's obligations to the Company and its subsidiaries or conflict in any way with the business of the Company.

         3. COMPENSATION AND BENEFITS.

         (a) BASE SALARY. In consideration of the Employee's performance of services under this Agreement, the Company will pay to the Employee, during the first year of the Initial Term of the Employee's employment under this Agreement, and the Employee agrees to accept from the Company for the Employee's services under this Agreement, an annual salary (the "Base Salary") of $248,827.44, payable on a pro rata basis in accordance with the Company's normal payroll practices applicable to its executive officers, but not less often than monthly. The Employee's Base Salary shall be subject to annual review by the Company's Compensation Committee (the "Committee") and may be adjusted (upwards but not downwards) in such amounts as the Committee may determine in its sole discretion. Notwithstanding the foregoing, the Base Salary shall be increased annually by any cost of living increases, as determined by the Committee in its sole discretion. To that end, the Employee shall receive a performance review at least once a year from the Committee in connection with which the Employee shall be eligible for such merit increases and other salary adjustments as the Committee may approve or not in its sole discretion.

         (b) BONUS. In addition to the Base Salary, the Employee shall be entitled during the Initial Term and any extension thereof to participate in the Company's Bonus Incentive Compensation Plan and any and all other bonus plans adopted by the Board or Committee for the executive officers of the Company and its subsidiaries. The Employee shall be eligible to receive a bonus each year in such amount as determined or not by the Committee pursuant to the terms of the Bonus Incentive Compensation Plan.

         (c) STOCK OPTIONS. The Employee shall be entitled to participate in the Company's 1997 Executive and Non-Employee Director Stock Option Plan, 1999 Equity Incentive Plan, and

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any and all other equity compensation plans adopted by the Board for the employees of the Company and its subsidiaries. Upon the Effective Date, the Company shall grant to the Employee an option to purchase 18,630 shares of Common Stock, par value $.01 per share, of the Company, at an exercise price of $15.75 per share, such option to become effective and to vest pursuant to the terms of the Stock Option Agreement attached hereto as EXHIBIT A. Such option shall be a nonstatutory stock option not intended to constitute an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986.

         (d) BENEFITS; AUTOMOBILE ALLOWANCE. During, the Initial Term of this Agreement and any extension thereof, the Employee shall be entitled to receive medical, dental and other health benefits no less favorable to the Employee than those provided to him by the Company during the one-year period preceding the Effective Date (and as described on the attached EXHIBIT B) and to participate in any other medical, pension, bonus, profit-sharing or similar plan or program that may be established by the Company and made available to its executive officers generally. In addition, the Employee shall be entitled to a car allowance to be applied to the leasing and maintenance of an automobile of an appropriate age and condition in an amount not to exceed $7,200 per annum, payable monthly.

         (e) LIFE AND DISABILITY INSURANCE. During the Initial Term and any extension thereof, the Company shall provide to the Employee at the expense of the Company (i) a term life insurance policy with a death benefit equal to $1,500,000 and the proceeds of which shall be payable to such beneficiary or beneficiaries as the Employee shall designate in writing; and (ii) disability insurance coverage which shall provide the Employee with a benefit upon total disability equal to seventy-five percent (75%) of the Base Salary then in effect payable until the Employee is seventy (70) years old. The Employee shall have the option to pay the premiums for the disability insurance coverage directly and, in such event, the Base Salary under this Agreement shall be increased by an amount equal to the amount of such premiums, plus an additional amount equal to the Employee's additional income tax resulting from such increase.

         (f) PAID VACATIONS. The Employee shall be entitled to annual paid vacations of six (6) weeks in each year of the Initial Term and any extension of the Initial Term at such times and for such periods as may be mutually acceptable to the Company and the Employee, in accordance with the Company's policies governing vacations for executive officers of the Company. Unused vacation in any given year shall not accumulate from year to year and Employee shall not be entitled to any cash payment for or payment in lieu of unused vacation time.

         (g) PAID HOLIDAYS AND PERSONAL DAYS. The Employee shall be entitled to all paid holidays and personal days, in accordance with the Company's policies governing holidays and personal days for executive officers of the Company.

         (h) CLUB DUES. The Company shall pay all membership dues owed to clubs (as selected by the Employee), not to exceed $2,000 per year.

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         (i) DEDUCTIONS. The Company shall have the right to deduct from the
Base Salary and all other cash amounts payable by the Company under the provisions of this Agreement to the Employee or, if applicable, to her estate, legal representatives or other beneficiary designated in writing by the Employee (a "Designee"), all social security taxes, all federal, state and municipal taxes and all other charges and deductions which now or hereafter are imposed by law as charges on the compensation of the Employee or charges on cash benefits payable by the Company under this Agreement to her estate, legal representatives or Designee.

         4. REIMBURSEMENT OF CERTAIN EXPENSES. The Company shall reimburse the Employee, upon production of accounts and vouchers or other reasonable evidence of payment by the Employee, all in accordance with the Company's regular procedures in effect from time to time and in form suitable to establish the validity and deductibility of such expenses for tax purposes, all reasonable, ordinary and necessary travel, automobile and other expenses as shall have been incurred by the Employee in the performance of the Employee's duties under this Agreement.

         5.     NON-COMPETITION.

         (a) NON-COMPETITION. Through the date on which the Employee's employment with the Company is terminated (the "Termination Date") and, in the event that the Employee's employment with the Company is terminated other than
(i) by the Company pursuant to Sections 9(b) (termination by the Company without Good Cause) or 9(g) (termination by the Company following a Change of Control) or (ii) by the Employee pursuant to Sections 9(d) (termination by the Employee following loss of Board seat) or 9(g) (termination by the Employee following a Change of Control), until the Expiration Date, the Employee will not directly or indirectly, engage in the business of, or own or control an interest in (except as a passive investor owning less than one percent (1%) of the equity securities of a publicly-owned company), or act as director, officer or employee of, or consultant to, any individual, partnership, joint venture, corporation or other business entity directly or indirectly engaged anywhere in the United States in any Business (as hereinafter defined) competing with the business then being carried on by the Company or its subsidiaries or contemplated by the Company or its subsidiaries to the extent included within the definition of "Business." In the event any of the provisions of this Section 5(a) are unenforceable by law, then the restrictions shall be for such period and such geographic area as a court shall find is necessary to protect the Company. The provisions of this
Section 5(a) shall no longer be enforceable in the event the Company either files for bankruptcy or other protection from creditors (which filing is not dismissed within 180 days) or advises its shareholders in a press release and in a filing with the Securities and Exchange Commission that it is ceasing to operate as an ongoing business.

         (b) BUSINESS. The term "Business" as used in this Section 5 shall mean
(i) acquiring and holding single family mortgage loans, (ii) originating, selling and servicing multifamily and commercial real estate loans, (iii) offering due diligence services to buyers, sellers and holders of mortgages,
(iv) securitizing the mortgage loans and retaining interests therein, (v) purchasing mortgage asset investments in the secondary mortgage market, (vi) managing such portfolios, (vii) any other business in which the Company or any subsidiary is engaged on the Termination

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Date, (viii) such other business contemplated by the Registration Statement or any subsequent filings by the Company or any subsidiary with the Securities and Exchange Commission prior to the Termination Date and (ix) any other business in which the Company or any subsidiary is actively planning to become engaged on the Termination Date, and in connection with the planning of which the Employee has had significant involvement.

         (c) EMPLOYEE REPRESENTATION. The Employee represents to the Company (i) that the Employee is not subject to any employment agreement as of the Effective Date, nor has the Employee previously, at any time, entered into any written agreement with any person, firm or corporation, which would or could preclude or prevent him from entering into this Agreement or which requires the consent of any other party, and (ii) that as of the Effective Date, neither the Company nor any of its subsidiaries has any financial or other obligation to the Employee except as set forth on EXHIBIT C. The Employee agrees to indemnify the Company and each of its officers, directors and controlling persons against any claim, loss, liability or expense (including reasonable counsel's fees and costs) incurred by the Company or its officers, directors and controlling persons arising out of or in connection with any misrepresentation made by the Employee under this Agreement.

         6. CONFIDENTIALITY.

         (a) OBLIGATION TO KEEP CONFIDENTIAL. The Employee acknowledges that her employment by the Company brings him into close contact with many confidential affairs of the Company, its subsidiaries and its customers, including, without limitation, information about costs, profits, markets, sales, key personnel, pricing policies, operational methods, concepts, and other business affairs and methods of the Company, its subsidiaries and its customers and other information not readily available to the public, as well as plans for future developments (collectively referred to hereinafter as "Proprietary Information"). The Employee further acknowledges that the relationships between the Company, its subsidiaries and its officers, employees, agents, and customers constitute a valuable asset of the Company (the "Other Proprietary Assets"). In recognition of the foregoing, the Employee covenants and agrees:

                 (i) That all Proprietary Information and Other Proprietary Assets shall be the exclusive property of the Company and that the Employee will keep secret all Proprietary Information and Other Proprietary Assets and will not use the same for the Employee's own benefit or disclose the same to, or use the same for the benefit of, anyone outside of the Company, either during or after the Employee's employment by the Company; and

                 (ii) That Employee will deliver promptly to the Company on termination of Employee's employment by the Company, or at any time the Board may so request all Proprietary Information and Other Proprietary Assets, including, without limitation, all memoranda, notes, documentation, data, records, reports and other tangible manifestations of the Proprietary Information and Other Proprietary Assets (and all copies thereof), that Employee may then (or thereafter) possess or have under the Employee's control.

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         (b) EXCEPTIONS. The Employee's undertakings and obligations under this
Section 6 will not apply to any Proprietary Information or Other Proprietary Asset which (i) is or becomes generally known to the public through no action on the part of the Employee, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, (iii) is approved for release by written authorization of the Board, or (iv) is the subject matter of a lawful request or subpoena by and within the authority of a court or governmental agency or other body, provided, however, no such information shall be released by Employee without Employee providing to the Company thirty (30) days prior written notice to the Company and providing the Company the right to seek a protective order or injunctive relief preventing the release of such information.

         7. NON-SOLICITATION. The Employee hereby covenants and agrees that, if the Employee's employment with the Company is terminated other than (i) by the Company pursuant to Sections 9(b) or 9(g) or (ii) by the Employee pursuant to Sections 9(d) or 9(g), the Employee will not, during the period from the Termination Date through the Expiration Date, induce or attempt to induce any officer, employee, agent, consultant or customers of the Company or its subsidiaries to discontinue such affiliation with the Company or its subsidiaries or to refrain from entering into new business relationships with the Company or its subsidiaries.

         8. SPECIFIC PERFORMANCE. Without intending to limit the remedies available to the Company, the Employee agrees that damages at law will be an insufficient remedy to the Company in the event that the Employee violates the terms of Section 5, 6 or 7 of this Agreement and that the Company may apply for and obtain immediate injunctive relief in any court of competent jurisdiction or restrain the breach or threatened breach of, or otherwise to specifically enforce, any of the agreements and covenants contained in such Sections. The parties hereto understand that each of the agreements and covenants of the Employee contained in Sections 5, 6 and 7 of this Agreement is an essential element of this Agreement and agree that the obligations of the Employee thereunder will survive the termination of this Agreement.

         9.  TERMINATION.

         (a) TERMINATION BY THE COMPANY FOR GOOD CAUSE. The Company may terminate this Agreement and its obligations to the Employee under this Agreement at any time for "Good Cause", which shall mean only (i) the conviction of the Employee of (or the plea by the Employee of NOLO CONTENDERE to) a felony,
(ii) the good faith determination by the Board that the Employee has willfully and deliberately failed to perform a material amount of Employee's duties under this Agreement (other than a failure to perform duties resulting from the Employee's incapacity due to physical or mental illness), which failure to perform duties shall not have been cured within thirty (30) days after the receipt by the Employee of written notice thereof from the Board specifying with reasonable particularity such alleged failure; (iii) any absence from the Company's regular full-time employment in excess of three consecutive days that is not due to a vacation, participation in a permitted activity, bona fide illness, disability, death or other reason expressly authorized by the Board in advance; or (iv) any act or acts of personal dishonesty (including, without limitation, any insider trading or unauthorized trading in

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the Company's securities) by the Employee which have a material adverse effect on the Company or any of its subsidiaries. In the event of such termination, the Employee shall only be entitled to receive any accrued but unpaid sick pay and any properly incurred unreimbursed expenses. In addition, if the Company terminates this Agreement due to the conviction of the Employee of (or the plea by the Employee of NOLO CONTENDERE to) a felony as a result of (iv) above, then Employee will pay all costs and expenses (including reasonable attorney's fees) incurred by the Company in connection therewith.

         (b) TERMINATION BY THE COMPANY WITHOUT GOOD CAUSE. In the event the Company terminates this Agreement without Good Cause, the Employee shall be entitled to the following benefits:

                 (i) The Company shall continue to pay the Employee the Employee's Base Salary at the rate then in effect (plus any cost of living adjustments as described above) until the later of (x) one year after the Termination Date, or (y) the Expiration Date; and

                 (ii) The Company shall pay the Employee for any accrued but unpaid sick pay and any properly incurred unreimbursed expenses.

         In the event that the Employee shall obtain other full-time or part-time employment or consulting work during such period, the amount of payments Employee receives from such employment or work shall be credited against the amount that the Company is obligated to pay Employee during such period pursuant to this subparagraph (b). The Employee shall be under no obligation to obtain such other employment or work, but if the Employee shall, the Employee shall promptly give written notice to the Company of the salary and fringe benefits provided to the Employee in connection with such other employment or work, in order that the amount of such credit may be determined.

         (c) TERMINATION BY THE EMPLOYEE WITHOUT CAUSE. Notwithstanding the provisions of Section 1, the Employee may resign from the Company at any time upon ninety (90) days prior written notice to the Company. In the event of resignation by the Employee under this Section 9(c), the Board in its sole discretion may elect to waive the period of notice, or any portion thereof, and, in such event, the Company will pay the Employee's salary for the notice period (or for any remaining portion of the period) provided the Employee continues to be employed during that period. From and after the effective date of such termination by the Employee of Employee's employment under this Agreement, the Company shall have no further liability to the Employee for salary or other compensation (or benefits, except for any accrued but unpaid sick pay, any properly incurred unreimbursed expenses and as provided pursuant to the terms of any compensation or benefit plan of the Company in which the Employee is a participant) or other matters whatsoever.

         (d) TERMINATION BY THE EMPLOYEE FOLLOWING LOSS OF BOARD SEAT. Notwithstanding Section 9(c) above, if the Employee resigns from the Company within ninety (90) days after being removed from, or not re-elected to, the Board despite the Employee's efforts to remain on the Board (unless the Employee is removed from, or not re-elected to, the Board for Good

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Cause as defined in Section 9(a)), such resignation shall be treated as a termination by the Employee pursuant to this Section 9(d) rather than Section 9(c), and the Employee shall be entitled to the following benefits:

                  (i) The Company shall continue to pay the Employee the Employee's Base Salary at the rate then in effect (plus cost of living adjustments) until the later of (x) one year after the Termination Date or (y) the Expiration Date; and

                  (ii) The Company shall pay the Employee for any accrued but unpaid sick pay and any properly incurred unreimbursed expenses.

         In the event that the Employee shall obtain other full-time or part-time employment or consulting work during such period, the amount of payments Employee receives from such employment or work shall be credited against the amount that the Company is obligated to pay Employee during such period pursuant to this subparagraph (d). The Employee shall be under no obligation to obtain such other employment or work, but if the Employee shall, the Employee shall promptly give written notice to the Company of the salary and fringe benefits provided to the Employee in connection with such other employment or work, in order that the amount of such credit may be determined.

         (e) TERMINATION UPON DISABILITY OF EMPLOYEE. This Agreement shall terminate upon the Disability (resulting from the Employee's inability, due to an injury, physical or mental illness, disease or infirmity due to age, to perform her duties under this Agreement on a full-time basis for two consecutive months or an aggregate of 60 days within a one-year period, as certified by at least two (2) duly licensed and qualified physicians, one of whom will be approved by the independent members of the Board) of the Employee, which is likely to continue for at least one year from the time of inception, in which event the Employee shall be entitled to receive, in full satisfaction of all obligations due to the Employee by the Company under this Agreement, (i) her Base Salary then in effect (plus any cost of living adjustments as described above) while such disability continues until the date upon which the disability benefits pursuant to the disability insurance policy provided for in Section 3(e) COMMENCE (but in no event more than two (2) months); (ii) the proceeds of such disability policy; and (iii) any accrued but unpaid sick pay and any properly incurred unreimbursed expenses.

         (f) TERMINATION UPON DEATH OF EMPLOYEE. This Agreement shall terminate upon the death of the Employee, in which event the Employee's estate, legal representatives or designee shall be entitled to receive, in full satisfaction of all obligations due to the Employee by the Company hereunder, (i) the Employee's Base Salary through the last day of the month of death; (ii) the proceeds of the insurance policy or policies maintained on the Employee's life, pursuant to Section 3(e) hereof; and (iii) any accrued but unpaid sick pay and any properly incurred unreimbursed expenses.

         (g) TERMINATION BY THE COMPANY FOLLOWING CHANGE OF CONTROL. Notwithstanding Sections 9(b), 9(c) and 9(d) above, in the event that, at any time within 90 days following a Change of Control (as hereinafter defined), either (i) the Company shall terminate the

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Employee's employment without Good Cause as defined in Section 9(a) or (ii) the
Employee shall terminate the Employee's employment without there being a Good Cause termination by the Company pending, then and in either such event, such termination shall be treated as a termination pursuant to this Section 9(g) rather than Section 9(b), 9(c) or 9(d), as the case may be, and the Employee shall be entitled to receive until the later of (A) two (2) years after the Termination Date or (B) the Expiration Date, her Base Salary at the rate then in effect (plus cost of living adjustments as provided above). The Employee shall also be paid any accrued vacation pay to the date of such termination for the applicable year only, and any sick leave for appropriate sick day absences then accrued but unpaid or unpaid expense reimbursements that may then be properly due. The amounts payable to the Employee shall not be subject to any credit or set-off resulting from the obtaining of any part-time or full-time employment or consulting assignments by the Employee during such period.

         For purposes of this Agreement, a "Change of Control" shall mean and include any of the following (for which the Employee did not promote the transaction or vote as a director or as a shareholder):

                 (i) a merger or consolidation of the Company with or into any other corporation or other business entity (except one in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least a majority of the outstanding securities having the right to vote in an election of the Board of Directors ("Voting Stock") of the surviving corporation);

                 (ii) a sale, lease, exchange or other transfer (in one transaction or a related series of transactions) of all or substantially all of the Company's assets except in a transaction where the Employee or an Affiliate of the Employee is the transferee;

                 (iii) the acquisition by any person or any group of persons (other than the Company, any of its direct or indirect subsidiaries, or any director, trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its direct or indirect subsidiaries) acting together in any transaction or related series of transactions, of such number of shares of the Company's Voting Stock as causes such person, or group of persons, to own beneficially, directly or indirectly, as of the time immediately after such transaction or series of transactions, 50% or more of the combined voting power of the Voting Stock of the Company other than as a result of an acquisition of securities directly from the Company, or solely as a result of an acquisition of securities by the Company which by reducing the number of shares of the Voting Stock outstanding increases the proportionate voting power represented by the Voting Stock owned by any such person to 50% or more of the combined voting power of such Voting Stock; and

                 (iv) a change in the composition of the Company's Board of Directors following a tender offer or proxy contest as a result of which persons who immediately prior to such tender offer or proxy contest, constituted the Company's Board of Directors shall cease to constitute at least a majority of the members of the Board of Directors (other than by their

                                       9
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voluntary resignations), but only in the event that the persons elected to the
Board were not supported by the Employee as a director or shareholder.

         10. INDEMNIFICATION. To the fullest extent permitted by law and in addition to any other rights permitted or granted under the Company's articles of incorporation, by-laws, or any policy of insurance, or by law, the Company shall indemnify the Employee if the Employee is made a party, or threatened to be made a party, to any threatened, pending or contemplated action, suit or proceeding, whether civil, administrative or investigative, by reason of the fact that the Employee is or was an employee, officer or director of the Company or any subsidiary of the Company, in which capacity the Employee is or was serving at the Company's request in accordance with the terms of this Agreement, against any and all costs, losses, damages, judgments, liabilities and expenses (including reasonable attorneys' fees) which may be suffered or incurred by him in connection with any such action, suit or proceeding; PROVIDED, HOWEVER, that, there shall be no indemnification in relation to matters as to which the Employee is adjudged to have been guilty of fraud, bad faith, gross negligence, breach of fiduciary duty or as a result of the Employee's material breach of this Agreement; PROVIDED, HOWEVER, that all of such costs shall be paid by insurance, to the extent such coverage exists.

         11. ENTIRE AGREEMENT; AMENDMENT AND WAIVER. This Agreement is the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral and prior written agreements and understandings. There are no oral promises, conditions, representations, understandings interpretations or terms of any kind as conditions or inducements to the execution of this Agreement or in effect among the parties. No custom or trade usage, nor course of conduct among the parties, shall be relied upon to vary the terms of this Agreement. This Agreement may not be amended, and no provision of this Agreement shall be waived, except by writing signed by all the parties to this Agreement, which states that it is intended to amend or waive a specifically identified provision of this Agreement. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or failure to act in any other instance, whether or not similar. All amendments or waivers on behalf of the Company shall have first been approved by the non-employee members of the Board.

         12. SEVERABILITY. Should any provision of this Agreement be unenforceable or prohibited by any applicable law, this Agreement shall be considered divisible as to such provision which shall be inoperative, and the remainder of this Agreement shall be valid and binding as though such provision were not included in this Agreement.

         13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original. It shall not be necessary when making proof of this Agreement to account for more than one counterpart.

         14. HEADINGS. All headings in this Agreement are for convenience only and shall not affect the meaning of any provision in this Agreement.

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         15. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be binding upon, the Company and any corporation with which the Company merges or consolidates or to which the Company sells all or substantially all of its assets, and upon the Employee and her executors, administrators, heirs and legal representatives. This Agreement may not be assigned by the Employee.

         16. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey, without reference to the conflict of laws principles thereof.

         17. NOTICES. All notices under this Agreement shall be in writing and shall be sent to the parties at the following addresses:

If to the Employee, to:             Joyce S. Mizerak
                                    11 Foxhill Run
                                    Monmouth Junction, New Jersey 08852


If to the Company, to:              Hanover Capital Mortgage Holdings, Inc.
                                    379 Thornall Street
                                    Edison, New Jersey 08837

                                    Attn:   Chairman of Compensation Committee
                                            of the Board of Directors

All notices shall be delivered in person or given by registered or certified mail postage prepaid, and shall be deemed to have been given when delivered in person or deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

                        {Signatures appear on next page}

         IN WITNESS WHEREOF, the Employee has executed this Agreement and the Company has caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

                                      COMPANY:

                                      HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

                                      By:  /s/ John A. Burchett
                                          --------------------------------------
                                           Name: John A. Burchett
                                           Title: Chief Executive Officer
                                                      and President


                                      EMPLOYEE:

                                       /s/ Joyce S. Mizerak
                                      ------------------------------------------
                                           Joyce S. Mizerak

                                    EXHIBIT A


                             STOCK OPTION AGREEMENT

                                    EXHIBIT B

Major medical expense insurance plan and dental expense insurance plan at following costs to Employee:

                 Combined:

                          Family/month                $251.32
                          Single/month                 115.72

                 Dental only:

                          Family/month                  15.90
                          Single/month                   9.06

                                    EXHIBIT C


                 Financial and Other Obligations to the Employee by the Company or any of its Subsidiaries as of the Effective Date

                                      None